UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2025

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Interchange Way, Louisville, KY	40229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 778-4421

N/A

(Former name, former address and former fiscal year, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Turning Point Brands, Inc. (the “Company”), is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm selected to audit our consolidated financial statements. In fulfilling this responsibility, the Committee regularly evaluates the independence, professional qualifications, and performance of the Company’s independent registered public accounting firm and that of the lead engagement partner.

On March 7, 2025, the Committee, together with the Board, jointly made the decision to dismiss RSM US LLP as the Company’s independent registered public accounting firm after careful evaluation of the company’s auditing needs.

RSM US LLP has provided auditing services for the Company since before the Company’s initial public offering in 2016. As the Company has grown and evolved, so too have our operational and financial needs. In light of this growth, the Board believes that engaging a new accounting firm is appropriate. Accordingly, RSM US LLP was dismissed on March 7, 2025.

The audit reports of RSM US LLP on the Company’s consolidated financial statements for the prior two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except that RSM US LLP’s report dated March 6, 2025, indicated the Company did not maintain effective internal control over financial reporting as of December 31, 2024, because of the effect of a material weakness in internal control related to ineffective information technology general controls in the areas of user access and program change-management over certain IT systems that support the Company’s financial reporting processes based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013 (the “Material Weakness”). The Material Weakness did not result in a restatement of the Company’s financial statements in either of the prior two fiscal years.

During the Company’s fiscal years ended December 31, 2024 and 2023 and through March 7, 2025, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and RSM US LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to RSM US LLP’s satisfaction, would have caused RSM US LLP to make reference thereto in their reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in internal control over financial reporting that is discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2024.

The Company provided RSM US LLP with a copy of the foregoing disclosures on this Current Report on Form 8-K and requested that RSM US LLP furnish the Company with a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the statements made by us in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree, as required under Item 304(a)(3) of Regulation S-K. A copy of RSM US LLP’s letter, dated March 11, 2025, is attached as Exhibit 16.1 hereto and is incorporated herein by reference.

On March 7, 2025, the Audit Committee approved the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, effective immediately. During the Company’s fiscal years ended December 31, 2024 and 2023, neither the Company nor anyone acting on its behalf consulted with KPMG LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might have been rendered on the Company’s consolidated financial statements and neither a written report nor oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matters that were either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
16.1	Letter of RSM US LLP, dated as of March 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Date: March 11, 2025	By:	/s/ Brittani N. Cushman
	Name:	Brittani N. Cushman
	Title:	Senior Vice President, General Counsel and Secretary